EXHIBIT 99.1

News Release	c

Craig Manson
Investor Relations
Ceridian Corporation
952/853-6022

Pete Stoddart
Media Relations
Ceridian Corporation
952/853/4278

Ceridian Reports First Quarter 2007 Results

First Quarter 2007 Highlights:

•                  Diluted EPS was $.28, including one-time charges of $.05.

•                  Revenue was $405.8 million, up 5 percent over prior year.

•                  Human Resource Solutions revenue up 3 percent, to $288.4 million.

•                  Comdata revenue up 13 percent, to $117.4 million.

•                  HRS and Comdata segment operating margins were 10.5 percent and 26.9 percent, respectively, including the impact of one-time charges.

•                  Cash flow from operations was strong at $58.2 million.

•                  Capital expenditures were $16.1 million.

•                  Cash balance at March 31, 2007 was $377.3 million. Debt balance stands at $92.1 million.

MINNEAPOLIS, May 1, 2007 — Ceridian Corporation (NYSE: CEN) today reported first quarter 2007 net earnings of $40.1 million, or $.28 per diluted share, on revenue of $405.8 million. For the first quarter of 2006, net earnings were $36.2 million, or $.24 per diluted share on revenue of $385.7 million. One-time charges related to the Company’s evaluation of strategic alternatives and related expenses, lease terminations and executive separations together totaled $11.8 million pre-tax or $.05 per diluted share.

“I am pleased with the Company’s financial performance in the first quarter. Revenue in both of our business segments exceeded plan, margins in Human Resources Solutions (HRS) improved substantially, and earnings and cash flow were very strong,” said Kathryn V. Marinello, president and chief executive officer of Ceridian Corporation. “Diluted earnings per share of $.28 compared favorably to our plan, despite the impact of one-time charges.”

“I am especially pleased with the progress we have made in improving margins in the HRS business. Margins improved almost 3 percent compared to the prior year quarter, despite the unusual expenses incurred during the quarter,” Marinello continued. “We are benefiting from margin improvement initiatives already in place, and more importantly, we are implementing more far-reaching initiatives that we expect will drive HRS margins to industry standard levels within the next few years. Top-line growth in the HRS business was driven primarily by a strong all-around performance internationally and better than expected customer retention in the core U.S. HR/Payroll business. Order growth in HRS was down compared to the prior year quarter. Float balance growth was strong at 9 percent and the yield was up 39 basis points over the prior year quarter to 4.8 percent.”

“Comdata posted another solid performance,” Marinello said. “Revenue was up 13 percent, extending Comdata’s string of double-digit top-line growth quarters to twelve. The business continues to benefit from robust demand for gift cards, both in the U.S. and internationally, and from growth within the core transportation business and through expansion into adjacent markets.  Margins were close to plan at 26.9 percent after allocation of one-time charges.  Comdata’s margins were also pressured by an unrealized loss on derivatives of $1.6 million during the quarter.”

“Cash generation was strong in the quarter,” Marinello concluded. “Cash flow from operations was $58.2 million, and capital expenditures were $16.1 million. Option exercises during the quarter totaled 2.7 million shares and generated cash proceeds of $48.5 million. This drove cash balances up $82.6 million from the end of the year to $377.3 million at March 31, 2007. The debt balance was reduced by $8.4 million during the quarter, to $92.1 million.”

Stock-based compensation expense for the quarter was $5.2 million pre-tax, or $.02 per share. Stock-based compensation expense in the first quarter of 2006 was $8.7 million pre-tax, or $.04 per share.

Guidance for 2007

Earnings per diluted share for 2007 are expected to be between $1.20 and $1.30, including the one-time charges of $.05 per diluted share incurred during the first quarter. This guidance does not include charges that may be incurred in future quarters related to the Company’s evaluation of strategic alternatives and related expenses.

Revenue guidance is unchanged. Total 2007 revenue is expected to grow 5 percent to 9 percent to a range of $1,650 million to $1,700 million. HRS revenue for the year is expected to grow in the mid-single digits on a percentage basis. Comdata revenue is expected to grow in the low to mid-teens on a percentage basis.

HRS segment margins as a percentage of revenue are expected to improve by approximately 150 basis points over 2006, including the one-time charges incurred during the first quarter. Comdata segment margins as a percentage of revenue are expected to remain in the low thirties on a percentage basis, including the one-time charges incurred during the first quarter.

Earnings Teleconference Webcast

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10 a.m. (EDT) on Tuesday, May 1, 2007. The webcast can be accessed through the Investor Relations section of Ceridian’s Web site at www.ceridian.com. A replay of the call will also be available at the same address beginning at 12 p.m. (EDT) on May 1, 2007.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation, the prior restatements of our financial statements, the pending shareholder litigation, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian’s Annual Report on Form 10-K for the year ended December 31, 2006, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

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Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS	Ceridian Corporation
(Dollars in millions, except per share data)	and Subsidiaries
(Unaudited)

	For Periods Ended March 31,
	Three Months
	2007	2006

Revenue	$405.8	$385.7
Costs and Expenses
Cost of revenue	214.3	205.0
Selling, general and administrative	122.9	117.6
Research and development	6.5	7.8
(Gain) loss on derivative instruments	1.6	0.9
Other expense (income)	(1.3)	(1.5)
Interest income	(4.4)	(4.1)
Interest expense	1.5	1.3
Total costs and expenses	341.1	327.0

Earnings before income taxes	64.7	58.7

Income tax provision (benefit)	24.6	22.5

Net earnings	$40.1	$36.2

Earnings per share
Basic	$0.28	$0.25
Diluted	$0.28	$0.24

Shares used in calculations (in thousands)
Weighted average shares (basic)	141,541	145,490
Dilutive securities	2,176	3,344
Weighted average shares (diluted)	143,717	148,834

Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS	Ceridian Corporation
(Dollars in millions)	and Subsidiaries
(Unaudited)

	March 31,	December 31,
	2007	2006

Cash and equivalents	$377.3	$294.7
Trade and other receivables, net	715.5	682.2
Other assets	1,375.6	1,364.1
Total assets before customer funds	2,468.4	2,341.0
Customer funds	5,233.3	4,593.4
Total assets	$7,701.7	$6,934.4

Debt	$92.1	$100.5
Drafts and settlements payable	298.1	269.2
Other liabilities	596.4	596.6
Total liabilities before customer funds obligations	986.6	966.3
Customer funds obligations	5,235.3	4,596.9
Total liabilities	6,221.9	5,563.2
Stockholders’ equity	1,479.8	1,371.2
Total liabilities and stockholders’ equity	$7,701.7	$6,934.4

Schedule C

Ceridian Corporation and Subsidiaries

Revenue Comparisons

(Dollars in millions)

	First Quarter
	2007	2006
HRS	$288.4	$281.3
Comdata	117.4	104.4

Total revenue	$405.8	$385.7

Ceridian Corporation and Subsidiaries

Earnings Comparisons

(Dollars in millions)

	First Quarter
	2007		2006
		% of		% of
		Segment		Segment
		Revenue		Revenue

HRS	$30.2	10.5%	$21.6	7.7%
Comdata	31.6	26.9%	34.3	32.9%

Earnings before interest and taxes	61.8		55.9

Interest, net (not allocated to business units)	2.9		2.8

Earnings before income taxes	$64.7		$58.7